                                                               EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT



         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 19 to Registration Statement No. 33-34502 on Form N-1A of our reports, dated December 6, 2002, on the financial statements and financial highlights of MFS(R) Global Total Return Fund, MFS(R) Global Equity Fund and MFS(R) Utilities Fund, each a series of MFS Series Trust VI, included in each fund's 2002 Annual Report to Shareholders.



ERNST & YOUNG, LLP
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Ernst & Young, LLP


Boston, Massachusetts
February 24, 2003